QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        As independent petroleum engineers, we hereby consent to the incorporation by reference of our report dated January 21, 2016, included as part of the consolidated financial statements of Sanchez Production Partners LP, as of December 31, 2015, which are incorporated by reference into Amendment No. 1 to the Registration Statement on Form S-1/A and the related Prospectus of Sanchez Production Partners LP. We also consent to all the references to us contained in such Registration Statement, including in the prospectus under the heading "Experts."

/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580

Houston, Texas
October 7, 2016

QuickLinks

  EXHIBIT 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS